Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Clinigence, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Clinigence, LLC and subsidiaries (the "Company") as of December 31, 2018 and 2017, the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Hall & Company

We have served as the Company’s auditor since 2019

Irvine, CA

August 2, 2019

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CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2018	2017
CURRENT ASSETS:
Cash	$119,267	$11,709
Accounts receivable, net	186,150	104,061

TOTAL CURRENT ASSETS	305,417	115,770

NON-CURRENT ASSETS:
Property and equipment, net	7,612	8,134
Other receivable	116,964	—
Other assets	19,435	10,264
TOTAL NON-CURRENT ASSETS	144,011	18,398

TOTAL ASSETS	$449,428	$134,168

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$567,006	$164,759
Current portion of convertible notes payable	300,000	50,000
Current portion of notes payable	177,055	37,233

TOTAL CURRENT LIABILITIES	1,044,061	251,992

NON-CURRENT LIABILITIES:
Convertible notes payable, net of current portion	$299,996	$200,000
Notes payable, net of current portion and discounts	602,724	752,586

TOTAL NON-CURRENT LIABILITIES	902,720	952,586

TOTAL LIABILITIES	1,946,781	1,204,578

MEMBERS' DEFICIT:
	—	—
Preferred member units capital contributions	2,876,000	2,876,000
Members' capital contributions	1,078,922	555,736
Members' deficit	(5,452,275)	(4,502,146)

TOTAL MEMBERS' DEFICIT	(1,497,353)	(1,070,410)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$449,428	$134,168

See accompanying notes to financial statements

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CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2018	2017
REVENUES	$1,366,996	$1,872,827

COST OF SALES
Service Hosting Costs	185,521	289,874
Direct Labor Costs	189,003	272,126
Third Party License Fees	133,116	96,017
TOTAL COST OF SALES	507,640	658,017

GROSS PROFIT	859,356	1,214,810

OPERATING EXPENSES:
Research and Development	545,223	871,171
Sales and Marketing	208,924	482,695
General and Administrative	945,607	675,834

TOTAL OPERATING EXPENSES	1,699,754	2,029,700

LOSS FROM OPERATIONS	(840,398)	(814,890)

OTHER INCOME (EXPENSE)
Interest expense	(109,799)	(129,363)
Interest income	68	729

TOTAL OTHER EXPENSE, NET	(109,731)	(128,634)

LOSS BEFORE PROVISION FOR TAXES	(950,129)	(943,524)

PROVISION FOR INCOME TAXES	—	—

NET LOSS	$(950,129)	$(943,524)
LOSS PER MEMBER UNIT	$(0.07)	$(0.07)

WEIGHTED AVERAGE MEMBER UNITS OUTSTANDING - BASIC AND DILUTED	14,185,259	14,185,259

See accompanying notes to financial statements

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CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(950,129)	$(943,524)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	522	—
Stock based compensation	155,886	61,916
Amortization of debt issuance costs	2,685	20,377
Changes in assets and liabilities:
Accounts receivable	(82,089)	591
Accounts payable and accrued liabilities	402,247	58,250
Prepaid expenses	—	—
Other assets	(9,171)	—

Net cash used in operating activities	(480,049)	(802,390)

Cash flows from investing activities:
Advance to acquisition target	(116,964)	—
Purchases of property and equipment	—	(4,757)
Net cash used in investing activities	(116,964)	(4,757)

Cash flows from financing activities:
Proceeds from subsidiary contributions, net	367,300	—
Proceeds from issuance of notes and convertible notes payable	404,997	537,607
Proceeds from issuance of related party notes payable	144,000	—
Payments on notes and convertible notes payable	(156,726)	—
Payments on related party notes payable	(55,000)	(87,777)
Net cash provided by financing activities	704,571	449,830

Net change in cash and cash equivalents	107,558	(357,317)

Cash and cash equivalents, beginning of year	11,709	369,026

Cash and cash equivalents, end of year	$119,267	$11,709

SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$93,012	$49,810
Income taxes paid	$—	$—

See accompanying notes to financial statements

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	Series A Preferred Member Units	Amount	Common Member Units	Member Capital	Accumulated Deficit	Total
Balance - December 31, 2016	12,216,509	2,876,000	1,968,750	493,820	(3,558,622)	(188,802)
Stock based compensation	—	—	—	61,916	—	61,916
Net (loss)	—	—	—	—	(943,524)	(943,524)
Balance - December 31, 2017	12,216,509	2,876,000	1,968,750	555,736	(4,502,146)	(1,070,410)
Stock based compensation	—	—	—	155,886		155,886
Subsidiary contributions	—	—	—	367,300	—	367,300
Net (loss)	—	—	—	—	(950,129)	(950,129)
Balance - December 31, 2018	12,216,509	2,876,000	1,968,750	1,078,922	(5,452,275)	(1,497,353)

See accompanying notes to financial statements

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NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Clinigence, LLC (the “LLC”) was organized as a Georgia Limited Liability Company on March 19, 2010. Together with its subsidiary Clinigence Holdings, Inc. (“CLI”; with an inception date of October 2018); and its wholly owned subsidiary Clinigence India. The Company is a population health analytics company that provides turnkey SaaS solutions that enable connected intelligence across the care continuum by transforming massive amounts of data into actionable insights. The Company’s solutions help healthcare organizations throughout the United States improve the quality and cost-effectiveness of care, enhance population health management and optimize provider networks. The Company enables risk-bearing healthcare organizations achieve their objectives on the path to value-based care. The Company’s platform automatically extracts and delivers targeted data insights from its cloud-based analytics engine directly to the workflows and technologies of its customers. This enhances end-user workflows with actionable analytics, seamlessly delivers data from disparate sources to the point of engagement, automates the delivery of data to ensure on-time access, and reduces dependency on non-essential applications from the end-user’s workflow. All of this allows the healthcare organization to enable population health management, manage cost and utilization, improve quality, identify gaps in care, risk stratify and target patients, increase collaboration among providers and to optimize network provider performance.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Preparation

The preparation of these consolidated financial statements (the “financial statements”) in conformity with accounting principles generally accepted in the U.S. (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Consolidation

The Company consolidates the assets, liabilities, and operating results of its wholly-owned subsidiaries, Clinigence Holdings, Inc. and Clinigence India. All intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Revenue is generated primarily by software licenses, training, and consulting. Software licenses are provided as SaaS-based subscriptions that grants access to proprietary online databases and data management solutions. Training and consulting are project based and billable to customers on a monthly-basis or task-basis.

Revenue from training and consulting are generally recognized upon delivery of training or completion of the consulting project. The duration of training and consulting projects are typically a few weeks or months and last no longer than 12 months.

SaaS-based subscriptions are generally marketed under multi-year agreements with annual, semi-annual, quarterly, or month-to-month renewals and revenue is recognized ratably over the renewal period with the unearned amounts received recorded as deferred revenue. Deferred revenue is recorded as accrued expenses in the accompanying consolidated balance sheet and was not significant at December 31, 2018 and 2017. For multiple- element arrangements accounted for in accordance with specific software accounting guidance, multiple deliverables are segregated into units of accounting which are delivered items that have value to a customer on a standalone basis.

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Cost of Sales

The Company’s costs of sales primarily consist of cloud computing and storage costs, datasets, and contracted and internal labor costs.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, provisions for doubtful accounts, and valuation of stock-based compensation. Actual results could materially differ from those estimates.

Cash

Cash and cash equivalents are comprised of cash and highly liquid investments with original maturities of 90 days or less at the date of purchase.  The Company does not have any cash equivalents as of December 31, 2018 and 2017.  The Company is exposed to credit risk in the event of default by the financial institutions to the extent the amounts on deposit or invested are in excess of amounts that are insured.

Accounts Receivable

Accounts receivable represent valid claims against debtors for sales arising on or before the balance sheet date and are reduced to their estimated net realizable value. Accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Amounts are written-off only after all reasonable collection efforts have been made. The Company did not have a material allowance for accounts of December 31, 2018 and 2017.

Concentration of Credit Risk

The Company grants credit to its customers during the normal course of business. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral.

Property and Equipment

Property and equipment, consisting of computers and other office equipment, is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to five years. Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized.

At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gains or losses are reflected in the accompanying statements of operations.

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Long-Lived Assets

Long-lived assets include property and equipment. These assets are recorded at cost and depreciated or amortized over their estimated useful lives. For purposes of determining whether there are any impairment losses, management evaluates the carrying value of the Company’s identifiable long-lived assets, including their useful lives, when indicators of impairment are present, considering whether the undiscounted lowest identifiable cash flows are sufficient to recover the carrying amount of the applicable asset or asset group. If an impairment is indicated, the Company computes the impairment based on the fair value of the asset, as compared to the carrying value of the asset, such a loss would be charged to expense in the period the impairment is identified. Furthermore, if the review of the carrying values of the long-lived assets indicates impairment of such assets, the Company may determine that shorter estimated useful lives are more appropriate.

Income Taxes

The Company is a limited liability company. As such, profits and losses of the Company are allocated and taxed on an individual member holder basis without impact to the Company on an asset and liability basis. In late 2018, the LLC formed Clinigence Holdings, Inc. (“CLI”), a C-Corporation. As of, and for the year ended December 31, 2018, CLI had immaterial assets and operations.

The Company recognizes interest and penalties associated with uncertain tax positions as a component of income tax expense. The Company does not have any unrecognized tax benefits or a liability for uncertain tax positions at December 31, 2018 and 2017. The Company does not expect to have any unrecognized tax benefits within the next twelve months. The Company recognizes accrued interest and penalties associated with uncertain tax positions, if any, as part of income tax expense. There were no tax related interest and penalties recorded for 2018 and 2017. Since the Company incurred net operating losses in every tax year since inception, all of its income tax returns are subject to examination and adjustments by the IRS for at least three years following the year in which the tax attributes are utilized.

Fair Value Measurement

The Company applies fair value accounting for all financial assets and liabilities and non- financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

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Level 1 Inputs: Quoted prices in active markets for identical assets or liabilities.

Level 2 Inputs: Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 Inputs: Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The fair value of certain of the Company’s financial instruments carried at cost, including cash, accounts receivable, accounts payable, and notes payable approximate the carrying amounts presented in the balance sheet due to the short-term nature of these instruments.

Stock-based Compensation

Stock-based compensation costs for eligible employees and directors are measured at fair value on the date of grant and are expensed over the requisite service period using a straight-line attribution method for the entire award that are subject to only service vesting conditions

Debt Issuance Costs

Debt issuance costs incurred in connection with the issuance of long-term debt are capitalized and amortized to interest expense over the terms of the related debt agreements using the effective interest method.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Since inception, the Company has not generated sufficient cash flows from its operations to fund the Company’s on-going obligations as they arise. Additionally, the Company has a working capital deficit at December 31, 2018. In the future, the Company may require sources of capital in addition to cash on hand to continue operations and to implement its strategy.

As further discussed in Note 8, the Company has raised $4,015,000 since December 31, 2018 through its wholly-owned subsidiary, CLI, and has entered into a capital contribution agreement to acquire Qualmetrix, Inc.

The Company may be forced to seek credit line facilities from financial institutions, equity investments or debt arrangements. No assurances can be given that the Company will be successful in obtaining such additional financing on reasonable terms, or at all. If adequate funds are not available on acceptable terms, or at all, the Company may be unable to adequately fund its business plan. This raises substantial doubt about the Company’s ability to continue as a going concern. These financials do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

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NOTE 4 - RELATED PARTY TRANSACTIONS

In the fourth quarter of 2018, the Company loaned Qualmetrix, Inc. $116,964 included in other assets in the accompanying balance sheets. In March 2019, and further discussed in Note 8, the Company, through its wholly-owned subsidiary Clinigence Holdings, Inc., acquired the assets and operations and assumed the liabilities of Qualmetrix, Inc. During the years ended December 31, 2018 and 2017, the Company entered into service contracts with Qualmetrix whereby it compensated Qualmetrix $90,000 per year.

In 2018, the Company received convertible debt proceeds totaling $548,997, from related parties. The terms of the convertible debt are discussed in more detail in Note 5.

NOTE 5 - NOTES AND CONVERTIBLE NOTES PAYABLE

Notes Payable

Notes payable consisted of the following at December 31:

Note Description	2018	2017
Notes Payable:
Notes Payable with maturities between six months and twelve months from the date of issuance with annual percentage interest rates between 24% and 29%	$63,448	$—
Notes payable issued in May 2013 with a maturity date of May 2023 and interest rate of Prime +2% (7.5% and 6.5% at December 31, 2018 and 2017, respectively)	267,137	317,951
Note payable issued in June 2017 with a maturity date of June 2022 and effective interest rate of 10.66%	449,194	486,328
Total Notes payable	$779,779	$804,279
Current portion - related party	—	(14,460)
Current portion	(177,055	(37,233)
Total Notes payable, net	$602,724	$752,586

Beginning in April 2018, the Company entered into a series of short-term note with interest rates ranging from 24 to 29% per annum. Throughout the year ended December 31, 2018 the Company made average monthly principal and interest payments approximating $12,000 per month. The final payment under these short-term note arrangements was paid in July 2019.

In June 2017, the Company entered into a Revenue Loan Investment for net working capital proceeds of $500,000. The Company is required to make monthly principal and interest payment on the Revenue Loan based on it net cash receipts from operations in the following 3 tiers:

·	Tier 1 – Payments at a rate of 6.0% of the net cash receipts from the immediate month prior until cumulative loan payments are based on $2,500,000 of net cash receipts.
·	Tier 2 – After achieving loan payments based on $2,500,000 of net cash receipts in a loan year, additional payments are based on 3.0% of amounts in excess of the Tier 1 Cap.
·	Tier 3 – Payments at a rate of 0.5% of net cash receipts in excess of $3.200,000 in a loan year.

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From the inception of the Revenue Loan in June 2017 through December 31, 2018 the Company has paid its monthly principal and interest payments based on the Tier 1 net cash receipts.

In May 2013, the Company entered into a note agreement with a financial institution whereby it received net working capital proceeds of $500,000. The Company makes monthly principal and interest payments approximating $6,000 per month as of December 31, 2018 based on a variable interest rate of Prime plus 2% (7.5% as of December 31, 2018).

Convertible Notes

Convertible notes payable consisted of the following at December 31:

Note Description	2018	2017
Convertible Notes Payable:
Notes payable convertible into Member Units at $0.44 per Unit; nominal interest rate of 5%; and maturity date April 2018	—	50,000
Notes payable convertible into Member Units at $0.44 per Unit; nominal interest rate of 5%; and maturity dates in January 2019	200,000	200,000
Notes payable convertible into Member Units at $0.59 per Unit; nominal interest rate of 12%; and maturity dates in August 2019	100,000	—
Notes payable convertible into Member Units at $0.59 per Unit; nominal interest rate of 12%; and maturity dates in March April and August 2021	299,996	—
Total Convertible notes payable - related party	$599,996	$250,000
Current portion	(300,000)	(50,000)
Total Convertible related party notes payable, net	$299,996	$200,000

Beginning in April 2018, and through August 2018, the Company entered into 12% convertible note agreements for aggregate proceeds of $417,000 with investors at an initial conversion price of $0.59 per share and convertible into common or preferred member units at the option of the holder and maturing on the three-year anniversary date of issuance. No payments are due until maturity. The notes carry a mandatory conversion feature in the event the Company receives a Qualified Financing defined as an equity financing involving one or more third party institutional or venture capital investors independent of the existing note and equity holders in excess of $1,00,000. In the event of a qualified financing the convertible notes will be converted at 65% of initial stated conversion price. Through December 31, 2018, no qualified financing has been achieved. The Company determined that the discounted conversion price based on the receipt of a qualified financing resulted in the notes containing a beneficial conversion feature. Since the contingency has not been met, the Company has not recognized the accounting impacts of the beneficial conversion feature in the accompanying consolidated balance sheets and statements of operations.

In 2014 and 2015, the Company entered into 5% convertible note agreements for aggregate proceeds of $250,000 with investors at an initial conversion price of $0.44 per share and convertible into common or preferred member units at the option of the holder and maturing on the three-year anniversary date of issuance. No payments are due until maturity. The notes carry a mandatory conversion feature in the event the Company receives a Qualified Financing defined as an equity financing involving one or more third party institutional or venture capital investors independent of the existing note and equity holders in excess of $1,00,000. In the event of a qualified financing the convertible notes will be converted at 80% of initial stated conversion price. Through December 31, 2018, no qualified financing has been achieved. The Company determined that the discounted conversion price based on the receipt of a qualified financing resulted in the notes containing a beneficial conversion feature. Since the contingency has not been met, the Company has not recognized the accounting impacts of the beneficial conversion feature in the accompanying consolidated balance sheets and statements of operations.

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As part of the 2014 note issuance, the Company issued the note holder warrants convertible into 402,062 common or preferred member units at a rate of $0.44 per unit at the option of the holder. The warrants, with an estimated value of $90,000 on the grant date, were valued using a Black-Scholes model and were fully amortized as of December 31, 2016. In the event of a qualified financing the convertible notes will be converted at 80% of initial stated conversion price. Through December 31, 2018, no qualified financing has been achieved. The warrants will expire in January 2021 if not exercised.

In April 2018, the Company settled the 5% convertible notes totaling approximately $58,000 representing $50,000 of principal and approximately $8,000 of previously accrued interest.

The following table illustrates the Company’s payment obligations on its notes payable and convertible notes payable:

Year	Amount
2019	$477,055
2020	124,085
2021	435,522
2022	311,093
2023	32,020
Thereafter	—
Total	$1,379,775

NOTE 6 - MEMBERS’ EQUITY

As of December 31, 2018, the Company is authorized to issue member units totaling 21,814,179. The member units consist of three classes: i) Series A preferred, 14,488,003 units authorized and 12,216,509 issued and outstanding; ii) common units, 3,841,216 authorized and 1,968,750 issued and outstanding; and iii) incentive units, 3,793,081 authorized and 2,102,590 vested at December 31, 2018.

Series A Preferred Member Units

As of December 31, 2018 and 2017, the Company had 12,216,509 Series A member units outstanding and received cash proceeds of $2,876,000:

Voting Rights - Each Series A Member unit is entitled to the number of votes equal to the number of common units. Holders of the Series A units are entitled to vote together with the holders of common units and not as a separate class on all matters submitted to vote of the unit holders.

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Net Profit and Loss Allocations – Net profits and losses are allocated to the Series A members in proportion to their share of net profit or loss considering the total common and preferred member units outstanding.

Preemptive Rights - Each Series A Member and Common Member (the “Eligible Members”) shall have a preemptive right to purchase all (or any portion) of its pro rata share of any and all new Units (including securities or debt convertible into or exercisable or exchangeable for Units), that the Company may, from time to time, propose to sell and issue to any Person (each, a “Proposed Issuance”). For purposes of calculating the eligible pre-emptive rights, an Eligible Member’s pro rata share shall equal the percentage represented by (x) the number of outstanding Units (of each class) held by such Eligible Member, divided by (y) the total number of outstanding Units (of each class) held by all Eligible Members.

Common Member Units

As of December 31, 2018 and 2017, the Company had 1,968,750 common member units issued and outstanding. The common member units were issued to the founding members of the Company on an in-kind basis at the Company’s inception in 2010.

Voting Rights - Each common member unit is entitled to the number of votes equal to the number of common units. Holders of common units are entitled to vote together with the holders of Series A units and not as a separate class on all matters submitted to vote of the unit holders.

Net Profit and Loss Allocations – Net profits and losses are allocated to the common members in proportion to their share of net profit or loss considering the total common and preferred member units outstanding.

Preemptive Rights - Each Common Member (the “Eligible Members”) shall have a preemptive right to purchase all (or any portion) of its pro rata share of any and all new Units (including securities or debt convertible into or exercisable or exchangeable for Units), that the Company may, from time to time, propose to sell and issue to any Person (each, a “Proposed Issuance”). For purposes of calculating the eligible pre-emptive rights, an Eligible Member’s pro rata share shall equal the percentage represented by (x) the number of outstanding Units (of each class) held by such Eligible Member, divided by (y) the total number of outstanding Units (of each class) held by all Eligible Members.

Incentive Units

As of December 31, 2018 and 2017 the Company had 3,793,081 and 2,397,364 incentive units issued with 2,466,894 and 1,994, vested at December 31, 2018 and 2017, respectively. Both vested and non-vested incentive units are not subject to proportionate allocations of net profits and losses and do not have any voting rights.

A summary of the incentive unit activity is as follows:

	Units	Grant Date Fair Value
Outstanding at January 1, 2018	2,397,364	$0.25
Units granted	1,395,717	0.34
Forfeited and cancelled	—	—
Outstanding at December 31, 2018	3,793,081	0.28
Vested at December 31, 2018	2,466,894	0.25

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Stock-based compensation expense associated with incentive units totaled $155,886 and $61,916 for the years ended December 31, 2018 and 2017, respectively. The Company expects to recognize unrecognized compensation cost associated with unvested incentive unit totaling approximately $542,000 over the weighted average remaining requisite service period of approximately 3.5 years.

Subsidiary Equity – Clinigence Holdings, Inc.

In October 2018, the Company formed Clinigence Holdings, Inc. which is authorized to issue 100,000,000 shares of common stock with a par value of $0.00001. In the fourth quarter of 2018 the Company issued 360,000 shares of common stock in Clinigence Holdings, Inc. for gross cash proceeds totaling $450,000 and incurred capital raising costs of $82,700. The issuance of the Clinigence Holdings, Inc. common stock was in contemplation of the expected Contribution Agreement as more fully discussed in Note 8.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company leases its office space under a 64-month non-cancellable lease arrangement that began on January 1, 2019 and expires on in April 2024. The lease payments escalate at a rate of three percent per annum and begin with base monthly lease payments of $5,477. Lease expense approximated $65,000 in each of the two years ended December 31, 2018 and 2017.

The following table provides the lease payments due by year under the Company’s non-cancellable lease agreement:

Year	Amount
2019	$65,728
2020	67,700
2021	69,731
2022	71,823
2023	73,978
Thereafter	25,399
Total	$374,359

From time to time, the Company is involved in lawsuits, claims, investigations and proceedings that arise in the ordinary course of business. The Company is not a named party in any other pending or threatened litigation that we expect to have a material adverse impact on our business, results of operations, financial condition or cash flows.

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NOTE 8 - SUBSEQUENT EVENTS

The Company evaluated its financial statements for subsequent events through July 23, 2019, the date these financial statements were available to be issued.

Through June 2019, the Company issued 3,212,000 shares of Clinigence Holdings, Inc. common stock for cash proceeds totaling $4,015,000 and warrants to exercise an aggregate of 1,284,000 at an exercise price of $1.50.

On March 1, 2019, the Company entered into a Contribution Agreement by and among Clinigence Holdings, Inc. (“Holdings”), Qualmetrix, Inc., and the Members of Clinigence, LLC (“Agreement”) whereby Clinigence Holdings, Inc. acquired all of the assets and operations and assumed all of the liabilities of Qualmetrix, Inc. Pursuant to the Agreement, all of the outstanding Series A and Series B Preferred Stock and Common Stock of Qualmetrix, Inc. totaling 34,726,659 shares were exchanged for 5,021,951 common shares of Clinigence Holdings, Inc. All outstanding shares of Qualmetrix, Inc. immediately preceding the exchange were treated as one class. On the date of the transaction, the total consideration for the acquisition of Qualmetrix, Inc. had an estimated fair value of approximately $6,277,439 and is expected to primarily be allocated to identifiable intangible assets. The Company has not yet completed its purchase price allocation.

As part of the Contribution Agreement, 15,978,062 issued and outstanding member units of Clinigence LLC were exchanged for 7,533,000 shares of common stock of common stock of Clinigence Holdings, Inc. All outstanding preferred member units, common units, and incentive units of Clinigence LLC immediately preceding the exchange were treated as one class. In addition, and in conjunction with the Contribution Agreement, the Company agreed to adopt an equity incentive plan. As part of the adoption, the Company agreed to issue two of its key employees a total of 945,000 restricted shares of common stock of Clinigence Holdings, Inc. in the event the Company’s shares are listed on a public exchange prior to December 31, 2019.

Upon closing the Contribution Agreement, any convertible Debt of Clinigence LLC or QualMetrix that is not repaid in full at Closing and holders of such Debt elect to convert such Debt and any holders of warrants issued by Clinigence LLC or QualMetrix elect to exercise such warrants, Clinigence Holdings shall, to the extent permissible under applicable federal and state securities laws as reasonably determined by Clinigence Holdings, issue Clinigence Holdings Shares to the holders of such warrants and such Debt in satisfaction thereof (or, in the case of holders of convertible Debt or warrants of QualMetrix, issue Clinigence Holdings Shares to QualMetrix as part of the QualMetrix Closing Shares for issuance to such holders upon the liquidation of QualMetrix).

The Company did not incur material acquisition costs associated with the Contribution Agreement.

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